EXHIBIT N3

                      CONSENT OF THELEN, REID & PRIEST LLP

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NEW YORK                    THELEN REID & PRIEST LLP
SAN FRANCISCO                   ATTORNEYS AT LAW
WASHINGTON, D.C.            MARKET SQUARE, SUITE 800
LOS ANGELES               WASHINGTON, D.C. 20004-2608
SAN JOSE             TEL (202) 508-4000 FAX (202) 508-4321        (202) 508-4343
                               www.thelenreid.com

                                November 2, 1998

Stuart Neuhauser, Esquire
Berlack, Israels & Liberman LLP
120 West 45th Street
New York, New York  10036

               Re:  East Coast Venture Capital Inc.
                    -------------------------------

Dear Stuart:

         Thelen Reid & Priest LLP consents to be named in SEC Form N-2 (#333-58681) and Prospectus related thereto as attorneys who have passed upon certain legal matters under the caption "Legal Matters".

                                        Sincerely yours,



                                        /s/ WILLIAM A. KIRK
                                        -------------------------
                                            William A. Kirk